Exhibit T3A.2(a)

State of North Carolina Department of the Secretary of State Limited Liability Company ARTICLES OF ORGANIZATION	SOSID: 1687596 Date Filed: 4/6/2018 7:59:00 AM Elaine F. Marshall North Carolina Secretary of State C2018 095 06707

Pursuant to §57D-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.	The name of the limited liability company is: 155 PALMER LANE, LLC

2.	The name and address of the person executing these articles of organization are as follows:

Ruth Ann Meredith

Troutman Sanders LLP

301 S. College Street, Suite 3400

Charlotte, NC 28202

Capacity: Organizer

3.	The name of the initial registered agent is C T Corporation System.

4.	The street address and county of the initial registered agent office of the limited liability company are:

160 Mine Lake Ct, Suite 200

Raleigh, NC 27615-6417

5.	The mailing address, if different from the street address, of the initial registered agent office is N/A.

6.	Principal office information:

The street address and county of the principal office of the limited liability company are:

MineCo Holdings, Inc.

3753 Howard Hughes Pkwy. Suite 200

Las Vegas, NV 89169

Attention: Andrew M.W. Yeung, General Counsel

7.	These articles will be effective upon filing

This is the 5th day of April, 2018.

Ruth Ann Meredith, Organizer

CORPORATIONS DIVISION	P.O. Box 29622	RALEIGH, NC 27626-0622
(Revised January 2014)		(Form L-01)
28157951vl

Certification# 115389308-1 Reference# 19488841- Page: 2 of 2